   As filed with the Securities and Exchange Commission on January 21, 1999

                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                         63-1201350
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                      Identification Number)


                           17 NORTH TWENTIETH STREET
                           BIRMINGHAM, ALABAMA 35203
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                        THE BANC CORPORATION 401(K) PLAN
                            (Full Title of the Plan)

                              JAMES A. TAYLOR, JR.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                              THE BANC CORPORATION
                           17 NORTH TWENTIETH STREET
                           BIRMINGHAM, ALABAMA 35203
                    (Name and Address of Agent for Service)
                                 (205) 326-2265
         (Telephone Number, including Area Code, of Agent for Service)

      The Commission is requested to send copies of all notices and other communications to:

                         F. HAMPTON MCFADDEN, JR., ESQ.
                       HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                              TEL: (205) 251-1000
                              FAX: (205) 324-1133

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

         ===============================================================================----------------------------------------
                                                               Proposed Maximum         Proposed Maximum
              Title of Securities          Amount to be         Offering Price         Aggregate Offering         Amount of
               to be Registered             Registered          Per Share (1)                 Price            Registration Fee
         -----------------------------------------------------------------------------------------------------------------------

         Common Stock, par value $.001       200,000             $12.28                    $2,456,250             $683.00
         per share                          shares (2)
         =======================================================================================================================

(1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market on January 19, 1999.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating officers and employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The Banc Corporation, a Delaware corporation (the "Company"), hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Prospectus filed as part of the Company's Registration Statement on Form S-1 (Reg. No. 333-67011), as filed with the Commission on November 9, 1998.

         (b) The Company's Current Report on Form 8-K dated as of October 30, 1998.

         (c) The Company's Current Report on Form 8-K dated as of December 10, 1998.

         (d) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act") and declared effective on November 4, 1998, including any amendment or reports filed for the purpose of updating such description.

         (e) All documents subsequently filed by the Company or The Banc Corporation 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the validity of the shares of Company Common Stock offered hereby will be passed upon for the Company by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama. Representatives of Haskell Slaughter & Young, L.L.C. beneficially own 16,650 shares of Company Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits a Delaware corporation in its certificate of incorporation to limit or eliminate, subject to certain statutory limitations, the personal liability of their directors in certain circumstances in accordance with the statutory provisions therein set forth. The Company's Restated Certificate of Incorporation (the "Certificate") contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Section 9.2 of the Company's Certificate provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

         The Company intends to enter into agreements with all of its directors and its executive officers pursuant to which the Company will agree to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director to the fullest extent allowable under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and executive officers, which may cover liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

Exhibit Number                          Description of Exhibit
--------------                          ----------------------

      (4)-1                The Banc Corporation Restated Certificate of
                           Incorporation, filed as Exhibit (3)-1 to the Company's Registration Statement on Form S-4
                           (Registration No. 333-58493) is incorporated herein by reference.

      (4)-2                The Banc Corporation 401(k) Plan.

       (5) Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of The Banc Corporation Common Stock being registered.

     (23)-1                Consent of Ernst & Young LLP, Independent Auditors.

     (23)-2                Consent of Dudley, Hopton-Jones, Sims & Freeman,
                           PLLP, Independent Auditors.

     (23)-3                Consent of Maudlin & Jenkins, L.L.C., Independent
                           Public Accountants.

     (23)-4                Consent of Cochran, Wheeler & Kennedy, P.C.,
                           Independent Auditors.

     (23)-5                Consent of Saltmarsh, Cleveland & Gund, Independent
                           Auditors.

     (23)-6                Consent of Haskell Slaughter & Young, L.L.C.
                           (included in Exhibit 5).

       24 Powers of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS

          (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnifica tion against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 21, 1999.


                                       THE BANC CORPORATION


                                       By       /s/ JAMES A. TAYLOR
                                         --------------------------------------
                                                    James A. Taylor
                                               Chairman of the Board and
                                                Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Taylor and David R. Carter, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                       Title                               Date
                  ---------                                       -----                               ----



                                                         Chairman of the Board and
             /s/ James A. Taylor                          Chief Executive officer
--------------------------------------------           (Principal Executive Officer)            January 21, 1999
                James A. Taylor


                                                         Executive Vice President,
             /s/ David R. Carter                   Chief Financial Officer and Director
--------------------------------------------             (Principal Financial and
                David R. Carter                             Accounting Officer)                 January 21, 1999


           /s/ J. Daniel Sizemore                   President, Chief Operating Officer          January 21, 1999
--------------------------------------------                   and Director
             J. Daniel Sizemore


          /s/ James A. Taylor, Jr.                       Executive Vice President,              January 21, 1999
--------------------------------------------      General Counsel, Secretary and Director
            James A. Taylor, Jr.

         /s/ James R. Andrews, M.D.                              Director                       January 21, 1999
--------------------------------------------
           James R. Andrews, M.D.


             /s/ Charles Barkley                                 Director                       January 21, 1999
--------------------------------------------
               Charles Barkley


              /s/ Neal R. Berte                                  Director                       January 21, 1999
--------------------------------------------
                Neal R. Berte


           /s/ W. T. Campbell, Jr.                               Director                       January 21, 1999
--------------------------------------------
             W. T. Campbell, Jr.


            /s/ Peter N. Dichiara                                Director                       January 21, 1999
--------------------------------------------
              Peter N. Dichiara


              /s/ Terry DuBose                                   Director                       January 21, 1999
--------------------------------------------
                Terry DuBose


             /s/ K. Earl Durden                                  Director                       January 21, 1999
--------------------------------------------
               K. Earl Durden


             /s/ Steven C. Hays                                  Director                       January 21, 1999
--------------------------------------------
               Steven C. Hays


             /s/ Larry R. House                                  Director                       January 21, 1999
--------------------------------------------
               Larry R. House


        /s/  Thomas E. Jernigan, Jr.                             Director                       January 21, 1999
--------------------------------------------
           Thomas E. Jernigan, Jr.


            /s/ Randall E. Jones                                 Director                       January 21, 1999
--------------------------------------------
              Randall E. Jones


         /s/ James Mailon Kent, Jr.                              Director                       January 21, 1999
--------------------------------------------
           James Mailon Kent, Jr.


             /s/ Mayer Mitchell                                  Director                       January 21, 1999
--------------------------------------------
               Mayer Mitchell

          /s/ Ronald W. Orso, M.D.                               Director                       January 21, 1999
--------------------------------------------
            Ronald W. Orso, M.D.


             /s/ Harold W. Ripps                                 Director                       January 21, 1999
--------------------------------------------
               Harold W. Ripps


           /s/ Richard M. Scrushy                                Director                       January 21, 1999
--------------------------------------------
             Richard M. Scrushy


          /s/ Michael E. Stephens                                Director                       January 21, 1999
--------------------------------------------
             Michael E. Stephens


         /s/ Larry D. Striplin, Jr.                              Director                       January 21, 1999
--------------------------------------------
           Larry D. Striplin, Jr.


              /s/ Marie Swift                                    Director                       January 21, 1999
--------------------------------------------
                 Marie Swift


           /s/  T. Mandell Tillman                               Director                       January 21, 1999
--------------------------------------------
             T. Mandell Tillman


             /s/ Johnny Wallis                                   Director                       January 21, 1999
--------------------------------------------
                Johnny Wallis

         Pursuant to the requirements of the Securities Act of 1933, the Trustee and the Plan Administrator set forth below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 21, 1999.


                                    THE BANC CORPORATION 401(K) PLAN



                                    By /s/ William K. Keith
                                      ----------------------------------------
                                          Trustee, President and CEO

                                                Trust Company of
                                           Sterne, Agee & Leach, Inc.


                                    By /s/ James A. Taylor, Jr.
                                      ----------------------------------------
                                          Plan Administrator, Executive Vice
                                          President, General Counsel and
                                          Secretary

                                              The Banc Corporation

                                 EXHIBIT INDEX


     Exhibit                                                                                                 Sequential
     Number                               Description of Exhibit                                             Page Number
----------------                          ----------------------                                             -----------

      (4)-1             The Banc Corporation Restated Certificate of Incorporation, filed as Exhibit
                        (3)-1 to the Company's Registration Statement on Form S-4 (Registration No.
                        333-58493) is incorporated herein by reference.

      (4)-2             The Banc Corporation 401(k) Plan.

       (5)              Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of The Banc
                        Corporation Common Stock being registered.

     (23)-1             Consent of Ernst & Young LLP, Independent Auditors.

     (23)-2             Consent of Dudley, Hopton-Jones, Sims & Freeman, PLLP, Independent
                        Auditors.

     (23)-3             Consent of Maudlin & Jenkins, L.L.C., Independent Public Accountants.

     (23)-4             Consent of Cochran, Wheeler & Kennedy, P.C., Independent Auditors.

     (23)-5             Consent of Saltmarsh, Cleveland & Gund, Independent Auditors.

     (23)-6             Consent of Haskell Slaughter & Young, L.L.C. (included in Exhibit 5).

       24               Powers of Attorney (set forth on the signature page of this Registration
                        Statement).